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                                    Exhibit 23



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 10, 1996 incorporated by reference in The Hibernia Savings Bank's Annual Report for the year ended December 31, 1995 and to all references to our firm included in this registration statement. We also consent to the reference to our firm under the caption "Experts."




Boston, Massachusetts                            /s/ Arthur Andersen LLP
December 27, 1996